UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 3, 2005

CALIPER LIFE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)
(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 3, 2005, Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), completed its previously announced plan to acquire NovaScreen Biosciences Corporation, a Maryland corporation (“NovaScreen”) pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”) dated September 7, 2005 among Caliper, Caliper Services, Inc., a Delaware corporation and direct wholly owned subsidiary of Caliper (“Merger Sub”), and NovaScreen. With the completion of the merger of Merger Sub with and into NovaScreen (the “Merger”), NovaScreen became a wholly owned subsidiary of Caliper.
In connection with the Merger the former NovaScreen shareholders will receive $22 million in initial consideration, subject to adjustment based on certain financial parameters, comprising 2,576,933 shares of Caliper common stock and approximately $4.4 million of cash. Ten percent of the consideration payable to the former NovaScreen shareholders has been placed into escrow for a twelve-month period to cover any potential indemnification claims by Caliper under the Merger Agreement.
In addition to this initial consideration paid to the former NovaScreen shareholders, Caliper may pay up to $8 million in additional consideration, contingent on the achievement of three defined revenue milestones over the 30-month period following the closing of the Merger. The milestone payments will be paid 80 percent in Caliper common stock and 20 percent in cash. The valuation of the Caliper common stock that may be issued as part of a milestone payment will be based on a ten-day average trading price as of the end of the applicable milestone period.
The shares of Caliper common stock issued in connection with the completion of the Merger were issued, and any shares subsequently issued by Caliper in connection with milestone payments will be issued, pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended. In the Merger Agreement Caliper agreed to file a registration statement covering the resale of such shares by the former NovaScreen stockholders following their issuance.
A copy of Caliper’s press release, dated October 4, 2005, titled “Caliper Life Sciences Completes Acquisition of NovaScreen Biosciences” is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
As noted in the response to Item 2.01 above, pursuant to the terms of the Merger Agreement, Caliper will issue shares of its common stock as a portion of the consideration for the acquisition of NovaScreen pursuant to the exemption from registration provided by Regulation D under the Securities Act. Caliper believes that there were no more than 35 recipients of shares of Caliper common stock in the Merger who did not qualify as accredited investors, as such term is defined in Regulation D.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press release of Caliper Life Sciences, Inc., dated October 4, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.

Dated: October 5, 2005	By:	/s/ Thomas T. Higgins

Thomas T. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of Caliper Life Sciences, Inc., dated October 4, 2005.